UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 3, 2011

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

See Item 8.01.

Item 8.01 Other Events.

Letter of Intent

On May 3, 2011, Drinks Americas Holdings, Ltd. (the “Company”) executed a Letter of Intent with Worldwide Beverage Imports, LLC, a  Nevada limited liability company (“Worldwide”) regarding Worldwide’s possible acquisition of approximately 125,000,000 shares of common stock of the Company in exchange for: (i) importing and distribution rights of Worldwide pursuant to certain distribution agreements of Worldwide (the “Rights”), (ii) the contribution to the Company of all inventory related to and in support of the Rights, and (iii) the payment of a capital contribution to the Company shall be no less than $1.5 million, and shall be paid in no more than five tranches of approximately $150,000 to $500,000 less the amount of cash provided from the sale of the Inventory then repatriated to the Company (collectively, the “Transaction”).  Upon the consummation of the Transaction, (x) Worldwide shall acquire an interest not to exceed 49% of the Company; (y) Frederico Cabo and up to three other designees shall join the board of directors of the Company; and (z) the Company’s current management team shall enter into employment agreements with the Company for employment terms of up to five years but no less than three years.

In anticipation of the Transaction, Worldwide has commenced the licensing of distribution rights of 39 SKUs of products owned or licensed by Worldwide. Worldwide will extend up to 120 days credit on such related products.

The final terms and conditions of the Transaction are being negotiated and will be determined in a definitive agreement. No assurances can be provided that a definitive agreement will be executed. Execution of a definitive agreement is subject to, among other things, the satisfactory completion by the Company of its due diligence, standard regulatory approvals and other conditions, and approval by either or both companies’ management and Board of Directors.

Loan

In furtherance of the Company’s pursuit of the Transaction, on May 17, 2001, the Company entered into a letter agreement (the “Agreement”) with Jack Kleinert (the “Lender”). The Lender is a director of the Company. Pursuant to the Agreement, the Lender agreed to make or arrange a loan in the aggregate amount  of $250,000 (the “Loan”) to the Company, including payments made by the Lender (or person(s) or entity(ies) arranged or designated by the Lender (the “Designees”)) of $100,000 on May 20, 2011, $50,000 on June 15, 2011, and $100,000 on July 5, 2011. The Loan will mature on November 20, 2011 and will bear interest at 8% annually, payable monthly in arrears commencing on July 1, 2011.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 13, 2011

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO